UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No. 1 to
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
WILLIAMS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-2485124 (I.R.S. Employer Identification No.)

One Williams Center Tulsa, Oklahoma (Address of principal executive offices)	74172-0172 (Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:
Common units representing limited partnership interests	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-124517
Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE
     On December 13, 2006, Williams Partners GP LLC, the general partner of Williams Partners L.P. (the “Registrant”), adopted Amendment No. 3 to the Registrant’s Amended and Restated Agreement of Limited Partnership to establish the terms of the Registrant’s Class B units representing limited partner interests (“Class B units”). The undersigned Registrant hereby amends Items 1 and 2 of its Registration Statement on Form 8-A (File No. 001-32599), filed with the Securities and Exchange Commission on August 9, 2005 (the “Form 8-A”), as set forth below.
Item 1. Description of Registrant’s Securities to be Registered.
     Item 1 of the Form 8-A is hereby amended by adding the following paragraphs:
     On December 13, 2006, the Registrant issued 6,805,492 Class B units to qualified institutional buyers in a private placement. The Class B units represent a separate class of the Registrant’s limited partnership interests.
     The Class B units are subordinated to common units and senior to subordinated units with respect to the payment of the minimum quarterly distribution, including any arrearages with respect to minimum quarterly distributions from prior periods. The Class B units are also subordinated to common units and senior to subordinated units with respect to the right to receive distributions upon our liquidation.
     The Class B units will convert into common units on a one-for-one basis upon the approval of a majority of the votes cast by common unitholders provided that the total number of votes cast is at least a majority of common units eligible to vote (excluding common units held by The Williams Companies, Inc. and its affiliates). The Registrant is required to seek such approval as promptly as practicable after issuance of the Class B units and not later than 180 days from December 13, 2006. If the requisite approval is not obtained, the Registrant will be obligated to resubmit the conversion proposal to holders of its common units, but not more frequently than once every six months. If the Registrant has not obtained the requisite unitholder approval of the conversion of the Class B units within 180 days from December 13, 2006, the Class B units will be entitled to receive 115% of the quarterly distribution and distributions on liquidation payable on each common unit, subject to the subordination provisions described above.
     The Class B units have the same voting rights as the Registrant’s outstanding common units and are entitled to vote as a separate class on any matters that adversely affect the rights or preferences of the Class B units in relation to other classes of partnership interests or as required by law. The Class B units will not be entitled to vote on the approval of the conversion of the Class B units into common units.
Item 2. Exhibits.
     Item 2 of the Form 8-A is hereby amended and restated in its entirety to read:
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1	Registrant’s Form S-1 Registration Statement (File No. 333-124517), initially filed with the Securities and Exchange Commission on May 2, 2005, and as subsequently amended (the “IPO Form S-1 Registration Statement”) (incorporated herein by reference).

2	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s IPO Form S-1 Registration Statement).

3	Amended and Restated Agreement of Limited Partnership of the Registrant, as amended by Amendments Nos. 1 and 2 thereto (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form S-3 Registration Statement (File No. 333-137562) filed with the Securities and Exchange Commission on September 22, 2006).

Exhibit No.	Description
4	Amendment No. 3 to the Registrant’s Amended and Restated Agreement of Limited Partnership (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2006).

5	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 3.2 to the Registrant’s IPO Form S-1 Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: December 20, 2006

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC, its general partner
By:	/s/ Craig L. Rainey
Name:	Craig L. Rainey
Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
1	Registrant’s Form S-1 Registration Statement (File No. 333-124517), initially filed with the Securities and Exchange Commission on May 2, 2005, and as subsequently amended (the “IPO Form S-1 Registration Statement”) (incorporated herein by reference).

2	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s IPO Form S-1 Registration Statement).

3	Amended and Restated Agreement of Limited Partnership of the Registrant, as amended by Amendments Nos. 1 and 2 thereto (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form S-3 Registration Statement (File No. 333-137562) filed with the Securities and Exchange Commission on September 22, 2006).

4	Amendment No. 3 to the Registrant’s Amended and Restated Agreement of Limited Partnership (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2006).

5	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 3.2 to the Registrant’s IPO Form S-1 Registration Statement).